Exhibit 99.1

Calgon Carbon Announces the Planned Retirement of Chairman Seth Schofield

PITTSBURGH--(BUSINESS WIRE)--December 12, 2013--Calgon Carbon Corporation (NYSE: CCC) today announced that long-time Director and Chairman of the Board of Directors, Seth Schofield, will be retiring at the end of his term and not standing for re-election. He will continue to serve as a Director and Chairman until the 2014 Annual Meeting of Stockholders expected to be held in early May, 2014.

As permitted by its Bylaws, Calgon Carbon’s Board of Directors has authorized and approved a reduction in the number of Directors from ten to nine, effective immediately prior to the 2014 Annual Meeting of Stockholders. As a result, three Directors will be elected at that meeting. The Board of Directors will elect a new Chairman at a future date.

Randy Dearth, President and Chief Executive Officer, said, “I would like to express my deep appreciation to Seth for his many years of dedicated service. He has been a guiding influence to me and helped place Calgon Carbon Corporation in our current position of being prepared for future growth and profitability.” Mr. Schofield, 74, has been a director of Calgon Carbon since 1995.

The Company noted that three of the Directors currently serving on the Board took office earlier this year and another three have less than seven years of Calgon Carbon Board service.

Further details regarding the 2014 Annual Meeting will be included in the Company's definitive proxy materials, which will be filed with the SEC.

Pure Water. Clean Air. Better World.

Calgon Carbon Corporation (NYSE:CCC) is a global leader in innovative solutions, high quality products and reliable services designed to protect human health and the environment from harmful contaminants in water, and air. As a leading manufacturer of activated carbon, with broad capabilities in ultraviolet light disinfection, the Company provides purification solutions for drinking water, wastewater, pollution abatement, and a variety of industrial and commercial manufacturing processes.

Calgon Carbon is the world’s largest producer of granular activated carbon and supplies more than 100 types of activated carbon products - in granular, powdered, pelletized and cloth form – for more than 700 distinct applications. Headquartered in Pittsburgh, Pennsylvania, Calgon Carbon Corporation employs approximately 1,100 people at more than 15 manufacturing, reactivation, and equipment facilities in the U.S., Asia, and in Europe, where Calgon Carbon is known as Chemviron Carbon. The company also has more than 27 sales and service centers throughout the world.

For more information about Calgon Carbon’s leading activated carbon and ultraviolet technology solutions for municipalities and industries, visit www.calgoncarbon.com.

This news release contains historical information and forward-looking statements. Forward-looking statements typically contain words such as “expect,” “believe,” “estimate,” “anticipate,” or similar words indicating that future outcomes are uncertain. Statements looking forward in time, including statements regarding future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included in the company’s most recent Annual Report pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance suggested herein. Further, the company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the company’s control. Some of the factors that could affect future performance of the company are higher energy and raw material costs, costs of imports and related tariffs, labor relations, availability of capital and environmental requirements as they relate both to our operations and to our customers, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs. In the context of the forward-looking information provided in this news release, please refer to the discussions of risk factors.

CONTACT:
Calgon Carbon Corporation
Gail A. Gerono, Vice President – Investor Relations and Communications, 412-787-6795
ggerono@calgoncarbon-us.com